PRESS RELEASE

GE ANNOUNCES EFFECTIVE DATE FOR REVERSE STOCK SPLIT
Split-adjusted shares expected to begin trading on August 2, 2021

BOSTON — June 18, 2021 — GE (NYSE:GE) announced today that it will proceed with the 1-for-8 reverse stock split previously approved by GE shareholders at the annual meeting of shareholders on May 4, 2021. GE plans to file an amendment to its certificate of incorporation to effectuate the reverse stock split after the close of trading on July 30, 2021, and GE common stock will begin trading on a split-adjusted basis on August 2, 2021.

GE Senior Vice President and Chief Financial Officer, Carolina Dybeck Happe said, “GE has divested a number of businesses over the last several years—including nearly all of GE Capital—without any corresponding adjustments to reduce our share count. The reverse stock split will better align GE’s number of shares outstanding with companies of our size and scope. It also marks another step in GE’s transformation to be a more focused, simpler, stronger high-tech industrial company.”

When the reverse stock split is effective, every eight shares of GE common stock issued and outstanding or held as treasury shares as of the effective date will be automatically combined into one share of GE common stock. This will reduce the number of outstanding shares of GE common stock from approximately 8.8 billion to approximately 1.1 billion. Concurrently with the reverse stock split, GE’s amended certificate of corporation will also proportionately reduce the number of shares of GE common stock authorized for issuance and reduce the par value of GE common stock to $0.01 per share.

Outstanding GE equity-based awards and shares or share units under GE benefit plans will be proportionately adjusted. No fractional shares will be issued in connection with the reverse stock split. Shareholders of record otherwise entitled to receive a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares.

GE common stock will continue trading on the New York Stock Exchange (under the symbol “GE”), but will trade under a new CUSIP number, as well as on the London Stock Exchange (under the symbol “GEC”), Euronext Paris (under the symbol “GNE”), the SIX Swiss Exchange (under the symbol “GE”) and the Frankfurt Stock Exchange (under the symbol “GEC”), but will trade under a new ISIN number starting on August 2, 2021.

Additional information concerning the reverse stock split can be found in GE’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2021, as well as on GE’s Investor Relations website.

Caution Concerning Forward Looking Statements:

This document contains “forward-looking statements”—that is, statements related to future, not past, events. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated or anticipated by such forward-looking statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, the risk factors as detailed from time to time in GE’s reports filed with the SEC, including GE’s annual reports on Forms 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive.

About GE

GE (NYSE:GE) rises to the challenge of building a world that works. For more than 125 years, GE has invented the future of industry, and today the company’s dedicated team, leading technology, and global reach and capabilities help the world work more efficiently, reliably, and safely. GE’s people are diverse and dedicated, operating with the highest level of integrity and focus to fulfill GE’s mission and deliver for its customers. www.ge.com

GE Investor Contact:
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swinoker@ge.com

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